UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2009

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2009, Manpower Inc. (the “Company”) entered into severance agreements with Mara Swan, Jonas Prising, Barbara Beck and Owen Sullivan.  These severance agreements replace the severance agreements that expired in May (September for Mr. Sullivan) of this year.  The new severance agreements expire in May 2012 (September 2012 for Mr. Sullivan), three years from the expiration date of the severance agreements they replace.  Aside from the new term and certain other minor modifications, these severance agreements are in substantially the same form as the severance agreements they replace.

The foregoing description of the severance agreements is qualified in its entirety by reference to the severance agreements filed therewith as exhibits 10.1, 10.2, 10.3 and 10.4 which are incorporated by reference into this Item 5.02.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Amended and Restated Severance Agreement dated November 10, 2009 between the Company and Mara Swan
10.2	Amended and Restated Severance Agreement dated November 10, 2009 between the Company and Jonas Prising
10.3	Amended and Restated Severance Agreement dated November 10, 2009 between the Company and Barbara Beck
10.4	Amended and Restated Severance Agreement dated November 10, 2009 between the Company and Owen Sullivan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2009	MANPOWER INC.

By: /s/ Michael J. Van Handel
Michael J. Van Handel Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Severance Agreement dated November 10, 2009 between the Company and Mara Swan
10.2	Amended and Restated Severance Agreement dated November 10, 2009 between the Company and Jonas Prising
10.3	Amended and Restated Severance Agreement dated November 10, 2009 between the Company and Barbara Beck
10.4	Amended and Restated Severance Agreement dated November 10, 2009 between the Company and Owen Sullivan

4